UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)
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FISHER COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)
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The following press release was issued by Fisher Communications, Inc. on April 4, 2008:

MEDIA RELEASE
FISHER BOARD OF DIRECTORS RECOMMENDS
APPROVAL OF FISHER COMMUNICATIONS, INC.
2008 EQUITY INCENTIVE PLAN
SEATTLE, WA, April 4, 2008 (MARKET WIRE via COMTEX News Network) — At the 2008 annual meeting of shareholders of Fisher Communications, Inc. (NASDAQ: FSCI) (the “Company”), scheduled to be held on April 30, 2008, shareholders will vote on the approval of the Fisher Communications, Inc. 2008 Equity Incentive Plan (the “2008 Plan”), among other items. The 2008 Plan is the product of a deliberative process spearheaded by the Compensation Committee of the Company’s Board of Directors.
For the reasons highlighted below, and those reasons discussed in the proxy statement filed with the Securities and Exchange Commission on March 25, 2008 and first mailed to shareholders on or about the same date, the Company’s Board of Directors unanimously recommends that shareholders approve the 2008 Plan:
•	The Company is committed to delivering value to shareholders and firmly believes in long-term, stock-based incentives for its executives and key employees. Stock-based incentives align the interests of the Company’s employees with shareholder interests and help attract and retain qualified and talented employees. The Company believes its emphasis on stock-based compensation has played a large role in its strong financial performance of the past two years. In 2007, the Company delivered its second consecutive year of achieving net income from continuing operations following five consecutive years of net losses from continuing operations.

•	The Company’s only existing equity compensation plan, the Amended and Restated Fisher Communications Incentive Plan of 2001 (the “2001 Plan”), expires by its terms on April 26, 2008, thereby canceling the approximately 200,000 shares that remain available for future grants under that plan. The 2008 Plan is intended to replace the 2001 Plan. If the 2008 Plan is not approved:
•	Lack of equity awards could make it difficult to retain employees, attract employees from companies that have equity compensation programs or compete for talent against competitors that have equity compensation programs.

•	The Company may be compelled to increase the cash component of employee compensation, which is not in line with its compensation philosophy of pay-for-performance and aligning the employees’ interests with those of shareholders.

•	No other form of compensation replicates the shareholder alignment benefit of company equity.
•	The 2001 Plan had a term of seven years and authorized the issuance of 600,000 shares. The 2008 Plan has a term of 10 years and authorizes the issuance of 1,060,000 shares. The Compensation Committee engaged outside consultants to ensure that the number of shares authorized for issuance under the 2008 Plan were within the limits recommended by RiskMetrics Group’s ISS Governance Services unit.

•	The Compensation Committee currently intends to grant awards under the 2008 Plan only to key employees and directors, focusing the equity to individuals who drive Company policy and results and, thereby, minimizing dilution.

•	The 2008 Plan contains a number of provisions that the Board of Directors believes are consistent with the interests of shareholders and sound corporate governance practices. These provisions include:
•	options with an exercise price, and stock appreciation rights with a base price, equal to 100% of fair market value on the date of grant;

•	prohibition on repricing options and stock appreciation rights without shareholder approval;

•	availability of performance-based awards;

•	absence of evergreen share replenishment provisions; and

•	administration by the Compensation Committee, comprised of only independent directors.
Important Information
In connection with the solicitation of proxies for the 2008 annual meeting of shareholders, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on March 25, 2008, and first mailed the definitive proxy statement to shareholders on or about the same date. The proxy statement contains important information about the Company and the 2008 annual meeting of shareholders. Before making any voting decision, shareholders of the Company are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents. Shareholders may obtain a free copy of the proxy statement and other relevant documents filed by the Company at the SEC’s website at www.sec.gov. The proxy statement and other relevant documents may also be obtained at no cost from the Company by directing the request to Fisher Communications, Inc., Attn: Investor Relations, 100 4th Avenue N., Suite 510, Seattle, Washington 98109.
Participants in the Solicitation
The Company, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the 2008 annual meeting of shareholders. Information about the interests of such potential participants is set forth in the proxy statement.
About Fisher Communications
Fisher Communications, Inc. is a Seattle-based communications company that owns and operates 13 full power television stations (including a 50%-owned television station), eight low power television stations and eight radio stations in the Western United States. The Company owns and operates Fisher Pathways, a satellite and fiber transmission provider; Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle; and Pegasus News, an online start-up and hyper-local media pioneer based in Dallas. For more information about Fisher Communications, Inc., go to www.fsci.com.
Forward-looking Statements
This release may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in the Company’s most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q as filed from time to time with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT:
Colleen B. Brown
President & CEO
Fisher Communications, Inc.
Phone: (206) 404-6783
Fax: (206) 404-6787
Email: cbrown@fsci.com